Exhibit 99.88

NEWS RELEASE

Goldgroup Advances San Francisco Restart Plan

with Engagement of Leading Mining Contractor INPROMINE

Key objectives are review, preparation, testing, start-up and commissioning of the crushing system, conveyor system and ADR plants at the San Francisco Project

Vancouver, Canada – June 25, 2026 – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF, FSE:55G0) is pleased to announce that it has engaged INPROMINE, a leading mining construction company based out of Sonora, Mexico to service all crushing and conveying equipment and the ADR plants at the San Francisco project in preparation for re-starting gold production. The US $850K contract is expected to take approximately 16 weeks to complete.

The 100% owned San Francisco project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in terms of optimized development and multiple, large-scale exploration targets.

Ralph Shearing, CEO of Goldgroup, commented, “INPROMINE is one of the best Mexican mining construction companies in the business and we are pleased to have them support our production restart program at the San Francisco project. They will review, service, test and commission all crushing and conveying equipment as well as the ADR plants to bring all equipment back to prime operating status. All the key restart preparations are now well underway, including the recently announced 24,000 m technical drilling program designed to optimize the mine plan and resource model. The Company is targeting the end of the year or early 2027 for a restart of gold production.”

Together with the Company’s producing Cerro Prieto heap leach gold mine in Sonora, the San Francisco project is expected to position Goldgroup on a fast-track growth path. In addition, the Company is advancing the proposed business combination with Gold Resource Corporation which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico as well as the Back Forty gold/silver development project in Michigan, USA. Successful execution of this transaction could be potentially transformative to the Company.

ABOUT GOLDGROUP

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora. The Company recently announced a proposed business combination with Gold Resource Corporation which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico as well as the Back Forty gold/silver development project in Michigan, USA.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Actual results could differ materially from the conclusions, forecasts and projections contained in such forward-looking information.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: timing to complete diamond drill program; timing to restart production of the San Francisco project; impacts of mining contractor on proposed restart of production; timing to complete business combination with Gold Resources Corporation; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; timing to integrate acquisitions (San Francisco project) and timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.